                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

                                (Amendment No. 1)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 25, 2000
                        (Date of earliest event reported)


                                Ceres Group, Inc.
             (Exact Name or Registrant as specified in its charter)


             Delaware                       0-8483                      34-1017531
             --------                       ------                      ----------
(State or other jurisdiction of    (Commission File Number)   (IRS Employer Identification
          Incorporation)                                                  Number)

                   17800 Royalton Road, Cleveland, Ohio 44136
                   ------------------------------------------
               (Address of Principle Executive Offices) (Zip Code)

                                 (440) 572-2400
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENT, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

                  On August 9, 2000, Ceres Group, Inc. filed a Form 8-K that reported the acquisition, through Ceres' wholly-owned subsidiary, Continental General Insurance Company, of The Pyramid Life Insurance Company from United Insurance Company of America, a subsidiary of Unitrin, Inc. of Chicago, for $67.5 million. In Item 7 of the 8-K, Ceres stated that the audited financial statements of Pyramid and pro forma financial information of Ceres showing the effect of the acquisition would be filed within 60 days of the filing of the Form 8-K. This Form 8-K/A is filed for the purpose of filing such financial statements.

                  (a)      FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

                           Audited financial statements of Pyramid for the year ended December 31, 1999 and unaudited financial statements of Pyramid for the six months ended June 30, 2000.

                  (b)      PRO FORMA FINANCIAL INFORMATION

                           Unaudited pro forma balance sheet of Ceres as of June 30, 2000 and unaudited pro forma statement of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 giving effect to the pro forma adjustments related to the acquisition of Pyramid.

                  (c)      EXHIBIT

                           23       Consent of KPMG LLP

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
The Pyramid Life Insurance Company

We have audited the accompanying balance sheet of The Pyramid Life Insurance Company as of December 31, 1999 and the related statements of income, cash flows and stockholder's equity and comprehensive income for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Pyramid Life Insurance Company as of December 31, 1999 and the results of its operations and its cash flow for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

                                                          /s/ KPMG LLP

March 31, 2000
Chicago, Illinois

                       THE PYRAMID LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                  (dollars in thousands, except for share data)

                                                                     (UNAUDITED)
                                                                       JUNE 30,       DECEMBER 31,
                                                                          2000            1999
                                                                       --------         --------
ASSETS
Investments:
     Fixed Maturity Securities, at Fair Value
       (Amortized Cost: 1999 - $101,435)                               $ 78,936         $ 98,070
     Loans to Policyholders                                               2,397            2,420
                                                                       --------         --------
         Total Investments                                               81,333          100,490

Cash                                                                     31,035            9,142
Receivables                                                               5,585            6,480
Deferred Policy Acquisition Costs                                         6,144            5,837
Deferred Income Taxes                                                     7,387            7,146
Goodwill                                                                  7,044            7,044
Other Assets                                                              2,422            2,746
                                                                       --------         --------
                Total Assets                                           $140,950         $138,885
                                                                       ========         ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Insurance Reserves:
     Life                                                              $ 20,989         $ 21,197
     Accident and Health                                                  7,751            6,898
     Claims                                                              10,772           10,944
                                                                       --------         --------
          Total Insurance Reserves                                       39,512           39,039

Policyholders' Contract Deposits                                         30,168           30,342
Unearned Premium Reserves                                                 9,011            7,790
Accrued Income Taxes                                                        154               41
Accrued Expenses and Other Liabilities                                    2,224            3,078
                                                                       --------         --------
                 Total Liabilities                                       81,069           80,290
                                                                       --------         --------

Stockholder's Equity:
     Common Stock, $4,300 Par Value, 582 and 350 Shares
        Authorized, Issued and Outstanding at December 31, 1999           2,503            2,503
     Paid-in Capital                                                        436              436
     Retained Earnings                                                   59,346           57,840
     Accumulated Other Comprehensive Loss                                (2,404)          (2,184)
                                                                       --------         --------
                Total Stockholder's Equity                               59,881           58,595
                                                                       --------         --------
Total Liabilities and Stockholder's Equity                             $140,950         $138,885
                                                                       ========         ========

See accompanying notes to the financial statements.

                       THE PYRAMID LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME
                             (dollars in thousands)



                                                       (UNAUDITED)
                                                       SIX MONTHS
                                                          ENDED       YEAR ENDED
                                                         JUNE 30,    DECEMBER 31,
                                                          2000            1999
                                                         -------        -------

REVENUES
Premiums                                                 $31,591        $59,767
Net Investment Income                                      3,844          7,178
Other                                                      1,533          3,810
                                                         -------        -------
     Total Revenues                                       36,968         70,755
                                                         -------        -------

EXPENSES
Policyholder Benefits                                     24,166         44,794
Amortization of Deferred Policy Acquisition Costs            719          1,566
Other Insurance Expenses                                   9,755         18,725
                                                         -------        -------
     Total Expenses                                       34,640         65,085
                                                         -------        -------

Income Before Income Taxes                                 2,328          5,670
Income Tax Expense                                           822          1,991
                                                         -------        -------
NET INCOME                                               $ 1,506        $ 3,679
                                                         =======        =======

See accompanying notes to the financial statements.

                       THE PYRAMID LIFE INSURANCE COMPANY
                            STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                 (UNAUDITED)
                                                                 SIX MONTHS
                                                                    ENDED         YEAR ENDED
                                                                  JUNE 30,       DECEMBER 31,
                                                                    2000             1999
                                                                  --------         -------
OPERATING ACTIVITIES
Net Income                                                        $  1,506         $ 3,679
Adjustments to Reconcile Net Income to Net Cash
   Provided (Used) by Operations:
          Deferred Income Tax Expense                                 (122)           (641)
          Amortization of Investments                                  243             664
          Depreciation                                                 131             322
          Change in:
                 Receivables                                           895          (1,582)
                 Deferred Policy Acquisition Costs                    (307)            142
                 Other Assets                                         (324)           (526)
                 Insurance Reserves                                    114          (2,253)
                 Accrued Income Taxes                                  113            (413)
                 Unearned Premiums                                   1,221               6
                 Accrued Expenses and Other Liabilities               (854)           (201)
                                                                  --------         -------
          Net Cash Provided (Used) by Operating Activities           2,616            (803)
                                                                  --------         -------

INVESTING ACTIVITIES
    Sales and Maturities of Fixed Maturity Securities               18,562          28,216
    Purchases of Fixed Maturity Securities                              --         (26,101)
    Purchases of Property & Equipment                                 (183)           (100)
    Net Change in Loans to Policyholders                                23              65
                                                                  --------         -------
          Net Cash Provided by Investing Activities                 18,402           2,080
                                                                  --------         -------

FINANCING ACTIVITIES
   Universal Life and Annuity Receipts from Policyholders            1,891           4,186
   Universal Life and Annuity Payments to Policyholders             (1,016)         (1,589)
                                                                  --------         -------
          Net Cash Provided by Financing Activities                    875           2,597
                                                                  --------         -------

   Increase in Cash                                                 21,893           3,874
   Cash, Beginning of the Period                                     9,142           5,268
                                                                  --------         -------
   Cash, End of the Period                                        $ 31,035         $ 9,142
                                                                  ========         =======

Supplemental Disclosure of Cash Flow Information
Federal Income Taxes Paid                                         $    833         $ 3,047

See accompanying notes to the financial statements.

                       THE PYRAMID LIFE INSURANCE COMPANY
          STATEMENTS OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME
                             (dollars in thousands)

                                                                                              ACCUMULATED
                                                                                                 OTHER          TOTAL
                                                                    PAID - IN     RETAINED   COMPREHENSIVE  SHAREHOLDER'S
                                                    COMMON STOCK     CAPITAL      EARNINGS   INCOME (LOSS)      EQUITY)
                                                    ------------    ---------    ---------   -------------  -------------

BALANCE, DECEMBER 31, 1998                             $1,505        $436        $55,159       $ 1,398         $58,498

Net Income                                                 --          --          3,679            --           3,679
Other Comprehensive Loss (Note 3)                          --          --             --        (3,582)         (3,582)
                                                                                                               -------
Total Comprehensive Income                                                                                          97
Common Stock Dividend (Note 4)                            998          --           (998)           --              --
                                                       ------        ----        -------       -------         -------

BALANCE, DECEMBER 31, 1999                              2,503         436         57,840        (2,184)         58,595

Net Income                                                                         1,506                         1,506
Other Comprehensive Loss (Note 3)                                                                 (220)           (220)
                                                                                                               -------
Total Comprehensive Income                                                                                       1,286
                                                       ------        ----        -------       -------         -------

BALANCE, JUNE 30, 2000 (Unaudited)                     $2,503        $436        $59,346       $(2,404)        $59,881
                                                       ======        ====        =======       =======         =======


See accompanying notes to the financial statements.

                       THE PYRAMID LIFE INSURANCE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Pyramid Life Insurance Company ("Pyramid" or the "Company"), a life and health insurance company domiciled in Kansas, is a wholly-owned subsidiary of United Insurance Company of America ("UICA"), which in turn is wholly-owned by Unitrin, Inc. ("Unitrin"). The Company provides individual health and life insurance products marketed through its independent agents and agencies.

The audited Financial Statements as of and for the year ended December 31, 1999 included herein have been prepared on the basis of generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

The accompanying unaudited Financial Statements as of and for the six months ended June 30, 2000 have been prepared by Pyramid in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim period. All adjustments made were normal recurring accruals.

SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS
Investments in Fixed Maturity Securities include bonds, notes and redemptive preferred stocks at fair value and are classified as available-for-sale. Unrealized appreciation or depreciation, net of applicable deferred income taxes, on Fixed Maturity Securities is included in Stockholder's Equity and classified as Accumulated Other Comprehensive Income (Loss). The Company has no investments in derivative financial instruments. Gains and losses on sales of investments are computed on the specific identification method and are included in Net Income. The estimated fair value of investments is based upon quoted market price, where available, or on values obtained from independent pricing services.

DEFERRED POLICY ACQUISITION COSTS
Certain costs directly associated with the acquiring of new business, principally commissions, are deferred.

Costs deferred on traditional life products are amortized over the anticipated premium-paying period of related policies in proportion to the ratio of the annual premiums to the total premiums anticipated, which is estimated using the same assumptions in calculating policy reserves. Costs of acquiring accident and health policies are amortized over the term of the related policy. Costs of acquiring universal life products are amortized in proportion to the present value of estimated gross profits over the product's assumed duration. To the extent that unrealized gains or losses on available-for-sale securities would result in an adjustment of deferred policy acquisition costs had those gains or losses actually been realized, the related unamortized deferred policy acquisition costs are recorded as an adjustment of the unrealized gains or losses included in stockholder's equity.

                       THE PYRAMID LIFE INSURANCE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INSURANCE RESERVES
Reserves for claim and claim adjustment expenses on accident and health claims represent the estimated amounts necessary to cover the ultimate costs of investigating and settling all losses incurred. Such estimates are based upon individual case estimates for reported claims and estimates for incurred but not reported losses.

For traditional life insurance products, the reserve for future policy benefits are primarily estimated on the net level premium method based on expected mortality, interest and withdrawal rates, including provisions for adverse mortality. These assumptions vary by such characteristics as plan, age at issue and policy duration. Mortality assumptions reflect the Company's historical and industry standards. Interest rate assumptions principally range from 3.00% to 6.00%. Withdrawal assumptions are based on actual and industry experience.

Reserves for universal life contracts are equal to the account balances that accrue to the policyholders. Interest crediting rates ranged from 5.75% to 6.00% for the periods ended December 31, 1999 and June 30, 2000.

REVENUE
Accident and health insurance premiums are recognized ratably over the periods to which the premiums relate. Traditional life insurance premiums are recognized as revenue when due. Revenues on universal life contracts are comprised of contract charges and fees, which are recognized over the coverage period.

REINSURANCE
In the normal course of business, the Company reinsures certain risks above certain retention levels with other insurance enterprises. Amounts recoverable from reinsurers for benefits for which the Company has not been relieved of its legal obligation to the policyholder are included in Receivables. Gains related to long-duration reinsurance contracts are deferred and amortized over the life of the underlying reinsured policies. Losses related to long-duration reinsurance contracts are recognized immediately.

GOODWILL
Goodwill relating to the acquisition of the Company by UICA prior to 1970 is not being amortized. UICA has elected to pushdown the costs in excess of net assets of purchased business to the Company.

                       THE PYRAMID LIFE INSURANCE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which the change is enacted.

RELATED PARTY TRANSACTIONS
The Company and Unitrin Services Company ("USC"), a wholly-owned subsidiary of Unitrin, are parties to a general services agreement whereby USC provides certain management services, group medical insurance and other insurance to the Company. Amounts allocated to the Company were $1,317,000 in 1999 and $559,000 for the six months ended June 30, 2000. Additionally, the Company and USC are parties to a data processing agreement whereby USC provides certain data processing services to the Company. Amounts allocated to the Company were $645,000 in 1999, and $284,000 for the six months ended June 30, 2000.

The Company and UICA are parties to certain agreements whereby the Company provides claims administration, accounting and payroll services to UICA's Worksite Products Division. Other Income includes $779,000 of service fees related to the agreement with UICA in 1999, and $160,000 for the six months ended June 30, 2000.

NEW ACCOUNTING PRONOUNCEMENTS
In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133" which deferred the effective date of SFAS No. 133, "Accounting for Derivatives Instruments and for Hedging Activities." SFAS No. 133 requires all derivatives to be recorded on the balance sheet at fair value and establishes "special accounting" for the following three different types of hedges: hedges of changes in the fair value of assets, liabilities or firm commitments; hedges of the variable cash flows of forecasted transactions; and hedges of foreign currency exposures of net investments in foreign operations. Accordingly, SFAS No. 133 is effective for years beginning after June 15, 2000, with earlier adoption permitted. The Company believes that the effect of adoption of SFAS No. 133 will not be material.

                       THE PYRAMID LIFE INSURANCE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 2.  INVESTMENTS AND INVESTMENT INCOME

The amortized cost and estimated fair value of the Company's investments in Fixed Maturity Securities at December 31, 1999 were:

                                                     GROSS UNREALIZED
                                   AMORTIZED       --------------------           FAIR
                                      COST         GAINS        LOSSES           VALUE
                                    --------       -----        -------         -------
                                                      (dollars in thousands)
U.S. Government and Government
    Agencies and Authorities        $ 88,088        $202        $(2,029)        $86,261
Corporate Bonds and Notes             11,597          --         (1,190)         10,407
Redemptive Preferred Stock             1,750          --           (348)          1,402
                                    --------        ----        -------         -------
     Total                          $101,435        $202        $(3,567)        $98,070
                                    ========        ====        =======         =======

Net Investment Income for the year ended December 31, 1999 was:

                                                               1999
                                                             ------
                                                     (dollars in thousands)

Interest and Dividends on Fixed Maturity Securities          $6,573
Other                                                           624
                                                             ------
    Total                                                     7,197
Investment Expenses                                              19
                                                             ------
    Net Investment Income                                    $7,178
                                                             ======

                       THE PYRAMID LIFE INSURANCE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 2.  INVESTMENTS AND INVESTMENT INCOME (CONTINUED)

The components of sales and maturities of fixed maturity securities for the year ended December 31, 1999 were:


                                              1999
                                            -------
                                    (dollars in thousands)

Proceeds from Sales and Maturities          $28,216
                                            =======

Gross Realized Gains                              1
Gross Realized Losses                            (2)
                                            -------
Net Realized Gains (Losses)                 $    (1)
                                            =======

The amortized cost and estimated fair value of the Company's investments in Fixed Maturity Securities at December 31, 1999 by contractual maturity were:

                                         AMORTIZED COST     FAIR VALUE
                                         --------------     ----------
                                              (dollars in thousands)

Due in One Year or Less                      $ 35,325        $35,478
Due After One Year to Five Years               22,890         22,610
Due After Five Years to Fifteen Years          29,582         27,940
Due After Fifteen Years                        11,887         10,640
Redemptive Preferred Stock
  with no single maturity date                  1,751          1,402
                                             --------        -------
Total Fixed Maturity Securities              $101,435        $98,070
                                             ========        =======


The expected maturities may differ from the contractual maturities because debtors may have the right to call or prepay obligations with or without call or prepayment penalties.

                       THE PYRAMID LIFE INSURANCE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)

NOTE 3.  OTHER COMPREHENSIVE LOSS

Comprehensive income is comprised of all changes to stockholder's equity, including net income, except those changes resulting from investments by and distributions to stockholders. The changes in the components of accumulated other comprehensive loss are shown below:

                                                              SIX MONTHS
                                                                 ENDED       YEAR ENDED
                                                               JUNE 30,      DECEMBER 31,
                                                                 2000            1999
                                                                 -----         -------
                                                                 (dollars in thousands)

Gross Unrealized Investment Gains (Losses) Arising
   During the Period:
      Fixed Maturity Securities                                  $(339)        $(5,518)
      Income Tax Benefit (Expense)                                 119           1,936
                                                                 -----         -------
      Unrealized Investment Losses, Net                           (220)         (3,582)
Reclassification Adjustment for Gross Gains
      Realized in Net Income                                        --              --
                                                                 -----         -------
Other Comprehensive Loss                                         $(220)        $(3,582)
                                                                 =====         =======

NOTE 4.  STATUTORY FINANCIAL INFORMATION

The Company is domiciled in the State of Kansas and prepares statutory financial statements on the basis of accounting practices prescribed by the Department of Insurance of the State of Kansas, which is a comprehensive basis of accounting other than Generally Accepted Accounting Principles.

Statutory capital and surplus and net income, determined in accordance with accounting practices prescribed by regulation and statute of the Department of Insurance of the State of Kansas were:


                                                        1999
                                                       -----
                                               (dollars in thousands)

Statutory Capital and Surplus                          $43,334
Statutory Net Income                                   $ 2,951

                       THE PYRAMID LIFE INSURANCE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)

NOTE 4.  STATUTORY FINANCIAL INFORMATION (CONTINUED)

Various state insurance laws restrict the amount that insurance companies may transfer in the form of dividends, loans, or advances without prior approval of regulatory authorities.

In 2000, the Company would be able to pay $4,333,000 to its shareholder without prior written approval of regulatory authorities. The statutory statement value of bonds on deposit with various insurance regulatory agencies, as required by laws, was $31,380,000 at December 31, 1999.

In 1999 the Company issued an additional 232 shares of stock in the form of a stock dividend to its stockholders.

NOTE 5.  ACCIDENT AND HEALTH INSURANCE CLAIM RESERVE ACTIVITY

Accident and Health Claim Reserve Activity for the year ended December 31, 1999 and the six months ended June 30, 2000 was:

                                                      SIX MONTHS
                                                        ENDED         YEAR ENDED
                                                       JUNE 30,      DECEMBER 31,
                                                         2000            1999
                                                      ----------     ------------
                                                        (dollars in thousands)
Reserves Beginning of the Period
Gross                                                  $ 10,652        $ 11,204
Ceded                                                       577             267
                                                       --------        --------
Net Reserves Beginning of the Period                     10,075          10,937
                                                       --------        --------

Incurred related to:
Current Year                                             22,241          39,976
Prior Years                                              (1,095)           (961)
                                                       --------        --------
Total Incurred                                           21,146          39,015
                                                       --------        --------

Paid related to:
Current Year                                             14,441          30,692
Prior Years                                               6,676           9,185
                                                       --------        --------
Total Paid                                               21,117          39,877
                                                       --------        --------

Net Reserves at the End of the Period                    10,104          10,075
Ceded                                                       554             577
                                                       --------        --------
Reserves at the End of the Period                      $ 10,658        $ 10,652
                                                       ========        ========

                       THE PYRAMID LIFE INSURANCE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 5.  ACCIDENT AND HEALTH INSURANCE CLAIM RESERVE ACTIVITY (CONTINUED)

The following is a reconciliation of the Accident and Health Claim Reserve balances to the amounts reported in the Balance Sheets at December 31, 1999 and at June 30, 2000:

                                                        SIX MONTHS
                                                          ENDED       YEAR ENDED
                                                         JUNE 30,    DECEMBER 31,
                                                           2000          1999
                                                         --------      --------
                                                         (dollars in thousands)
Reserves as Reported:
    Accident and Health Future Policy Benefits           $  7,751      $  6,898
    Claims                                                 10,772        10,944
                                                         --------      --------
Total Reserves as Reported
                                                           18,523        17,842
    Less Active Life Reserve                               (6,597)       (5,963)
    Less Life Claims                                       (1,268)       (1,227)
                                                         --------      --------
Accident and Health Claim Reserves                       $ 10,658      $ 10,652
                                                         ========      ========


NOTE 6.  REINSURANCE

The Company utilizes reinsurance arrangements to limit its maximum loss, provide greater diversification of risk, and minimize exposure on larger risks. The ceding of insurance does not discharge the primary liability of the original insurer, and accordingly the original insurer remains contingently liable. Amounts recoverable from reinsurers are estimated in a manner consistent with the reserve for losses liability.

The effects of reinsurance on written premiums are as follows:

                                            DIRECT   ASSUMED   CEDED       NET
                                            -------  -------   ------    -------
                                                   (dollars in thousands)
Year Ended December 31, 1999
    Accident and Health                     $58,639    $--     $1,349    $57,290
    Life                                      6,678     --        524      6,154
                                            -------    ---     ------    -------
    Total Written Premiums                  $65,317    $--     $1,873    $63,444
                                            =======    ===     ======    =======
Six Months Ended June 30, 2000
    Accident and Health                     $31,718    $--     $  893    $30,825
    Life                                      3,237     --        267      2,970
                                            -------    ---     ------    -------
    Total Written Premiums                  $34,955    $--     $1,160    $33,795
                                            =======    ===     ======    =======

                       THE PYRAMID LIFE INSURANCE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 7.  FEDERAL INCOME TAXES

The Company is subject to Federal income taxation as a life insurance company. For the year ended December 31, 1999, Unitrin will file a consolidated Federal income tax return with all of its subsidiaries including the Company, except for The Reliable Life Insurance Company and its subsidiaries ("Reliable") and NationalCare Insurance Company and its subsidiaries ("NationalCare"). The method of tax allocation between companies is subject to a written agreement. In accordance with this agreement, the Company pays Federal income tax on a separate company basis.

Prior to 1984, certain life insurance company income was not subject to current taxation. This accumulated amount of income was set aside in a special memorandum tax account. Federal income taxes would be paid on the amount of such income, approximately $10,811,000 if distributions to stockholders in the future exceeded previously taxed income or if the Company does not continue to meet certain limitations.

Federal income tax expense is composed of the following for the year ended December 31, 1999:

                                                                  1999
                                                          ----------------------
                                                          (dollars in thousands)
Current                                                          2,633
Deferred                                                          (642)
                                                                ------
     Total                                                       1,991
                                                                ======

The components of the effective income tax rate on Income before Income Taxes for the year ended December 31, 1999 were:

                                                                           1999
                                                                          ------
Statutory Federal Income Tax Rate                                         35.0 %
Meals and Entertainment                                                    0.2
                                                                          ------
     Effective Income Tax Rate                                            35.2 %
                                                                          ======

                       THE PYRAMID LIFE INSURANCE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 7.  FEDERAL INCOME TAXES (CONTINUED)

The effects of temporary differences that give rise to significant portions of the Company's Net Deferred Tax Asset at December 31, 1999 were:


                                                               1999
                                                      ----------------------
                                                      (dollars in thousands)
Deferred Tax Assets:
    Insurance Reserves                                        $4,155
    Deferred Policy Acquisition Costs                          3,196
    Unrealized Investment Losses                               1,175
                                                              ------
    Total Deferred Tax Assets                                  8,526
                                                              ------

Deferred Tax Liabilities:
    Deferred and Uncollected Premium                             736
    Other                                                        644
                                                              ------
    Total Deferred Tax Liabilities                             1,380
                                                              ------
Net Deferred Tax Asset                                        $7,146
                                                              ======

Management believes that the Company will generate sufficient future taxable income to realize the net deferred tax asset. Accordingly, the Company has not recorded a valuation allowance.

NOTE 8. RETIREMENT PLANS

Unitrin sponsors a defined benefit pension plan covering substantially all of the Company's employees. Benefits are based on the employee's years of service and compensation during employment. Unitrin's annual contributions are made at an amount necessary to meet the funding requirements of the Employee Retirement Income Security Act of 1974, as amended. Pension expense of $181,000 was recognized by the Company in accordance with SFAS No. 87, "Employer's Accounting for Pensions" in 1999.

The accumulated benefit obligation of the Unitrin pension plan determined in accordance with SFAS No. 87 based on an assumed interest rate of 7.25 percent and a rate of increase in future compensation levels of 4.0 percent and long-term rate on the plan assets of 6.5% was $103,420,000 including vested benefits of $101,326,000 at December 31, 1999. The fair value of plan assets was $168,785,000 at December 31, 1999.

NOTE 9.  CONTINGENCIES

The Company is party to various legal actions incidental to their businesses. The Company believes that resolution of these matters will not have a material adverse effect on the Company's financial position.

NOTE 10.  SUBSEQUENT EVENTS (UNAUDITED)

On July 26, 2000, UICA, the Company's parent, completed the sale of the Company to Ceres Group, Inc. for $67,500,000 in cash, subject to an adjustment for a dividend paid by the Company to UICA of $25,000,000 immediately prior to closing.

                       THE PYRAMID LIFE INSURANCE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
                        Year Ended December 31, 1999 and
                   Six Months Ended June 30, 2000 (Unaudited)


NOTE 11. BUSINESS SEGMENTS

The Company is engaged in the Individual Life and Health insurance business providing Traditional Life coverages as well as Accident and Health coverages, principally Major Medical Insurance and Medicare Supplement Insurance. The accounting policies of the segments are the same as those described in Note 1. The Company manages its assets on a legal entity basis, as such assets are not readily identifiable by individual segment; distinct investment portfolios are not maintained for each segment, and accordingly, allocation of assets to each segment is not performed. Therefore, investment income and realized investment gains/losses are allocated based on each segment's carried insurance reserves, as adjusted. The Operating Profit for each business segment is derived after all operating expenses have been allocated, which are primarily allocated based on premium. All significant intercompany income and expenses have been eliminated.

Segment Revenues and Operating Profits for the year ended December 31, 1999 and the six months ended June 30, 2000 were:

                                                    SIX MONTHS
                                                      ENDED           YEAR ENDED
                                                     JUNE 30,        DECEMBER 31,
                                                       2000              1999
                                                    ----------       ------------
                                                       (dollars in thousands)
Revenues:
Individual Life Insurance                             $ 5,291          $10,507
Accident and Health
    Major Medical                                       4,371           11,098
    Medicare Supplement                                25,203           44,958
    Other                                               2,103            4,192
                                                      -------          -------
Total Revenues                                        $36,968          $70,755
                                                      =======          =======

Operating Profits:
Individual Life Insurance                             $ 1,687          $ 1,911
Accident and Health
    Major Medical                                         182            1,396
    Medicare Supplement                                   545            1,851
    Other                                                 (86)             512
                                                      -------          -------
Total Operating Profits                               $ 2,328          $ 5,670
                                                      =======          =======

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma statements of operations of Ceres Group, Inc. ("Ceres") for six months ended June 30, 2000 and the year ended December 31, 1999 present the results for Ceres as if the acquisition of The Pyramid Life Insurance Company (Pyramid) and the private placement offering and bank financing consummated by Ceres in connection with the acquisition had occurred as of January 1, 2000 and 1999, respectively. The accompanying unaudited pro forma balance sheet as of June 30, 2000 gives effect to the acquisition, private placement offering and bank financing as if they had occurred as of June 30, 2000. The unaudited pro forma financial statements do not purport to represent Ceres' financial position or the operating results that would have been achieved had the acquisition been consummated as of the dates indicated and should not be construed as projecting Ceres' future financial position or operating results. The unaudited pro forma financial statements do not reflect any projected revenue increases or cost savings. The pro forma adjustments are based on available information and certain assumptions that Ceres currently believes are reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes thereto, the historical financial statements of Ceres and Pyramid as of and for the six months ended June 30, 2000, and for the year ended December 31, 1999. The pro forma adjustments are applied to the historical financial statements to account for, among other things, the acquisition using the purchase method of accounting. Under purchase accounting, the total purchase cost for the acquisition has been allocated to the assets and liabilities of Pyramid based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies which are not yet fully completed. Accordingly, the final allocations may be different from the amounts reflected herein. Although the final allocations may differ, the unaudited pro forma financial statement reflect management's best estimates based on currently available information as of the date of this filing.

                             PRO FORMA BALANCE SHEET
                         AS OF JUNE 30, 2000 (UNAUDITED)
                             (dollars in thousands)

                                                                                 HISTORICAL
                                                             -------------------------------------------
                                                                                  PYRAMID     PRO FORMA      NOTE
                                                             CERES GROUP, INC.     LIFE      ADJUSTMENTS   REFERENCE     PRO FORMA
                                                             -----------------------------------------------------------------------
ASSETS
Investments:
   Fixed maturities, available for sale, at fair value            $322,352        $ 78,936    $    (65)      (2a)        $ 401,223
   Surplus notes                                                     4,818               0           0                       4,818
   Policy and mortgage loans                                         3,764           2,397           0                       6,161
                                                                  -------------------------------------                  ----------
        Total investments                                          330,934          81,333         (65)                    412,202
Cash and cash equivalents                                           32,974          31,035     (25,000)      (1c)           29,136
                                                                                                (9,873)      (1d)

Accrued investment income                                            5,735           2,029           0                       7,764
Premiums receivable                                                  6,696             386           0                       7,082
Note receivable                                                          0               0           0                           0
Reinsurance receivable                                             254,828           3,170           0                     257,998
Property held for sale                                                   0               0
Property and equipment, net                                         15,094             840       1,225       (2b)           17,159
Deferred federal income taxes                                            0           7,387      (2,119)       (6)            5,268
Deferred acquisition costs                                          40,550           5,017      (5,017)      (3a)           40,550
Value of business acquired                                          17,318               0      12,683       (3b)           30,001

Goodwill                                                            22,339           7,044      (7,044)      (4a)           33,027
                                                                                                10,688       (4b)
Other assets                                                        13,902           2,709         517       (1a)           17,128
                                                                  -------------------------------------                  ----------
   Total assets                                                   $740,370        $140,950    $(24,005)                  $ 857,315
                                                                  =====================================                  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
   Future policy benefits, losses and claims                      $354,656        $ 58,908    $    573       (5a)        $ 414,137
   Unearned premiums                                                34,058           9,011           0                      43,069
   Other policy claims and benefits payable                        161,164          10,772         434       (5b)          172,370
                                                                  -------------------------------------                  ----------
                                                                   549,878          78,691       1,007                     629,576
Deferred reinsurance gain                                           17,736               0           0                      17,736
Other policyholders' funds                                          23,605               0           0                      23,605
Federal and state income taxes payable                               1,163             154           0                       1,317
Mortgage notes payable                                               8,089               0           0                       8,089
Long-term debt                                                      38,000               0       7,244       (1a)           45,244
Deferred federal income tax liability                                2,811               0           0                       2,811
Other liabilities                                                   47,156           2,224       1,725        (7)           51,105
                                                                  -------------------------------------                  ----------
   Total liabilities                                               688,438          81,069       9,976                     779,483
                                                                  -------------------------------------                  ----------

Stockholders' equity:
   Convertible voting preferred stock                                    0               0       7,500       (1e)            7,500
   Non-voting preferred stock                                            0               0           0                           0
   Common stock                                                         14           2,503      (2,503)       (8)               17
                                                                                                     3       (1b)
   Additional paid-in capital                                       60,797             436        (436)       (8)           79,194
                                                                                                18,397       (1b)
   Retained earnings                                                10,905          59,346     (59,346)       (8)           10,905
   Accumulated other comprehensive income (loss)                   (19,784)         (2,404)      2,404        (8)          (19,784)
                                                                  -------------------------------------                  ----------
           Total stockholders' equity                               51,932          59,881     (33,981)                     77,832
                                                                  -------------------------------------                  ----------
           Total liabilities and stockholders' equity             $740,370        $140,950    $(24,005)                  $ 857,315
                                                                  =====================================                  ==========

See notes to unaudited pro forma financial statements.

                        PRO FORMA STATEMENT OF OPERATIONS
                   SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
                  (dollars in thousands, except per share data)

                                                                                HISTORICAL
                                                                  --------------------------------------
                                                                                    PYRAMID   PRO FORMA      NOTE
                                                                  CERES GROUP, INC.  LIFE    ADJUSTMENTS   REFERENCE     PRO FORMA
                                                                  ------------------------------------------------------------------
REVENUES
Premiums, net
     Medical                                                       $   173,489      $ 4,147  $         0                $   177,636
     Senior and other                                                   50,175       28,817            0                     78,992
                                                                   --------------------------------------               ------------
       Total premiums, net                                             223,664       32,964            0                    256,628
Net investment income                                                   11,986        3,844       (1,221)      (9a)          14,742
                                                                                                     133       (9b)
Net realized gains                                                         (64)           0            0                        (64)
Fee and other income                                                    14,496          160            0                     14,656
Amortization of deferred reinsurance gain                                3,197            0            0                      3,197
                                                                   --------------------------------------               ------------
                                                                       253,279       36,968       (1,088)                   289,159
                                                                   --------------------------------------               ------------
BENEFITS, LOSSES AND EXPENSES
Benefits, claims, losses and settlement expenses
     Medical                                                           132,017        3,189            0                    135,206
     Senior and other                                                   39,564       20,977            0                     60,541
                                                                   --------------------------------------               ------------
           Total benefits, claims, losses and settlement expenses      171,581       24,166            0                    195,747

Selling, general and administrative expenses                            80,925       10,781            0                     91,706
Net amortization and change in deferral of acquisition                 (14,937)        (307)      (1,366)      (10a)        (17,802)
   costs and value of business acquired                                                           (1,192)      (10b)
Amortization of goodwill                                                   517            0          214       (11)             731
Interest expense and financing costs                                     2,337            0          362       (12a)          2,757
                                                                             0            0           58       (12b)
                                                                   --------------------------------------               ------------
                                                                       240,423       34,640       (1,924)                   273,139

Income before federal income taxes                                      12,856        2,328          836                     16,020
Federal income tax expense                                               4,500          822          368       (13)           5,690
                                                                   --------------------------------------               ------------
NET INCOME (LOSS)                                                  $     8,356      $ 1,506   $      468                $    10,330
                                                                   ======================================               ============

EARNINGS (LOSS) PER COMMON SHARE
    Basic                                                          $      0.61                                          $      0.56
    Diluted                                                        $      0.58                                          $      0.54

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                          13,732,688                 4,553,839     (1b)(1e)    18,286,527
     Diluted                                                        14,409,676                 4,611,582   (1b)(1e)(1f)  19,021,258

See notes to unaudited pro forma financial statements.

                        PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)
                  (dollars in thousands, except per share data)

                                                                                 HISTORICAL
                                                                  ----------------------------------------
                                                                                     PYRAMID    PRO FORMA      NOTE
                                                                  CERES GROUP, INC.   LIFE     ADJUSTMENTS   REFERENCE   PRO FORMA
                                                                  ------------------------------------------------------------------
REVENUES
Premiums, net
     Medical                                                        $   251,876      $10,571   $        0                $  262,447
     Senior and other                                                    75,870       52,227            0                   128,097
                                                                    --------------------------------------               -----------
       Total premiums, net                                              327,746       62,798            0                   390,544
Net investment income                                                    21,362        7,179       (2,441)    (9a)           26,365
                                                                                                      265     (9b)
Net realized gains                                                          107           (1)           0                       106
Fee and other income                                                     17,410          779            0                    18,189
Amortization of deferred reinsurance gain                                 5,468            0            0                     5,468
                                                                    --------------------------------------               -----------
                                                                        372,093       70,755       (2,176)                  440,672
                                                                    --------------------------------------               -----------
BENEFITS, CLAIMS, LOSSES AND SETTLEMENT EXPENSES
Benefits, claims, losses and settlement expenses
     Medical                                                            176,531        7,831            0                   184,362
     Senior and other                                                    56,572       36,963            0                    93,535
                                                                    --------------------------------------               -----------
           Total benefits, claims, losses and settlement expenses       233,103       44,794            0                   277,897

Selling, general and administrative expenses                            137,932       20,149            0                   158,081
Net amortization and change in deferral of acquisition                  (21,892)         142       (3,487)    (10a)         (27,621)
   costs and value of business acquired                                                            (2,384)    (10b)
Amortization of goodwill                                                  1,042            0          428      (11)           1,470
Interest expense and financing costs                                      3,902            0          724     (12a)           4,741
                                                                                                      115     (12b)
                                                                    --------------------------------------               -----------
                                                                        354,087       65,085       (4,604)                  414,568

Income before federal income taxes                                       18,006        5,670        2,428                    26,104
Federal income tax expense                                                6,302        1,991        1,000      (13)      $    9,293
                                                                    --------------------------------------               -----------
NET INCOME (LOSS)                                                   $    11,704      $ 3,679   $    1,428                $   16,811
                                                                    ======================================               ===========

EARNINGS (LOSS) PER COMMON SHARE
     Basic                                                          $      0.88                                          $     0.94
     Diluted                                                        $      0.77                                          $     0.85

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                           13,328,339                 4,553,839     (1b)(1e)    17,882,178
     Diluted                                                         15,233,899                 4,611,582   (1b)(1e)(1f)  19,845,481

See notes to unaudited pro forma financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

(1) The following adjustments reflect the funding of the acquisition purchase price of $67,500,000:

     (a) Proceeds from Chase Securities arranged credit agreement of $7,244,000 less $517,000 in deferred loan fees paid.

     (b) Proceeds from private placement of 3,333,334 shares of common stock of $20,000,000 less placement fees of $1,600,000.

     (c) Extraordinary dividend paid by Pyramid to UICA of $25,000,000 prior to purchase.

     (d) Cash of $9,873,000 from Continental General Life Insurance Company a subsidiary of Ceres.

     (e) Issuance of 75,000 shares of Ceres Convertible Preferred Voting Stock, initially convertible into 1,220,505 of Ceres Common Stock, to UICA of $7,500,000.

     (f) Reflects 57,743 additional warrants issued pursuant to antidilution adjustment provision contained in the existing warrants.

(2) (a) Records the fair market value adjustment of the investment portfolio as of the purchase date.

     (b) Reflects the increase in the fair value of the Pyramid home office building, from $375,000 to $1,600,000.

(3) In accordance with the purchase method of accounting, the purchase cost is allocated to the assets and liabilities of Pyramid based upon their fair values. The existing balance of former capitalized expenses (deferred acquisition costs) is eliminated. A new value of the business in force is calculated using current assumptions and is categorized as value of business acquired. These assumptions (i.e. mortality and morbidity projections, interest rates, and expenses, etc.) varied from those used when the Company originally placed the existing business in force.

     (a)  Eliminates the existing deferred acquisition costs.

     (b) Establishes a new value of business acquired on existing business as of the purchase date.

(4)  (a)  Eliminates historical Goodwill.

     (b) Records cost in excess of fair value of Pyramid net assets acquired (Goodwill).

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

(5) In addition to a review and a new calculation of the value of the existing business in force, a review was also made of the various active life and claim reserves that were established on a historical basis.

     (a) Increases reserves of certain life and long term care products offset by elimination of unnecessary loss reserves on major medical business to adopt Ceres' standards and practices of determining reserve liabilities.

     (b) Adjusts claim reserves of certain health products based upon emerging experience.

(6)  Adjusts deferred tax asset for purchase accounting adjustments.

(7)  Records costs directly associated with acquisition.

(8)  Adjustment to eliminate Pyramid's historical equity.

(9) (a) Decrease in investment income due to net cash decrease of $9,873,000 at Ceres and $25,000,000 extraordinary dividend paid by Pyramid to Unitrin (34,873,000 x 7%).

     (b) Record accrual of discount of $265,000 based upon revaluation of investment portfolio to current market value for the 12 months ended December 31, 1999 and $133,000 for the six months ended June 30, 2000.

(10) (a) Eliminates prior amortization of deferred acquisition costs of $142,000 for the 12 months ended December 31, 1999 and net capitalization of $307,000 for the six months ended June 30, 2000. Record net capitalization of expenses for new business of 1999 and for the first six months of 2000 only, of $3,345,000 and $1,673,000 respectively.

     (b) Records net capitalization of adjusted value of business acquired, of $2,384,000 for the 12 months ended December 31, 1999 and $1,192,000 for the six months ended June 30, 2000.

(11) Record the amortization of Goodwill over 25 years of $428,000 for the 12 months ended December 31, 1999 and $214,000 for the six months ended June 30, 2000.

(12) (a) Record interest expense of $724,000 on bank financing used to fund the acquisition ($7,244,000 x 10%) for the 12 months ended December 31, 1999 and $362,000 for the six months ended June 30, 2000.

     (b) Record the amortization of deferred loan fees of $115,000 for the 12 months ended December 31, 1999 and $58,000 for the six months ended June 30, 2000.

(13) Records income tax expense (benefit) of the pro forma adjustments.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 6, 2000                    CERES GROUP, INC.


                                            By: /s/ Charles E. Miller, Jr.
                                                --------------------------------
                                                Chief Financial Officer